      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2002

                                                 REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              HECLA MINING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                               82-0126240
 (State or Other Jurisdiction                  (I.R.S. Employer
of Incorporation or Organization)            Identification No.)

      6500 MINERAL DRIVE                          83815-8788
     COEUR D'ALENE, IDAHO                         (Zip Code)
(Address of Principal Executive Offices)

                 HECLA MINING COMPANY 1995 STOCK INCENTIVE PLAN
            HECLA MINING COMPANY STOCK PLAN FOR NONEMPLOYEE DIRECTORS
          HECLA MINING COMPANY KEY EMPLOYEE DEFERRED COMPENSATION PLAN
                            (Full Title of the Plans)

                                  JOHN GALBAVY
                              HECLA MINING COMPANY
                               6500 MINERAL DRIVE
                         COEUR D'ALENE, IDAHO 83815-8788
                                 (208) 769-4100
                   (Name and Address, Including Zip Code, and
                     Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES                        AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED(1)                         REGISTERED            UNIT                  PRICE          REGISTRATION FEE
Common Stock, $.25 par value
Issuable Pursuant to:
   1995 Stock Incentive Plan                 3,000,000(2)         $4.43(3)          $13,290,000(3)         $1,222.68
   Stock Plan for Nonemployee Directors        880,000(2)         $4.43(3)          $3,898,400(3)            $358.65
   Key Employee Deferred Comp. Plan          6,000,000(2)         $4.43(3)          $26,580,000(3)         $2,445.36
Deferred Compensation Obligations(4)       $10,000,000            100%              $10,000,000              $920.00
Stock Options(5)                             6,000,000(2)          (6)                   (6)                    N/A
Total                                             N/A              N/A              $53,768,400            $4,946.69


(1) This Registration Statement also pertains to Hecla Mining Company's series A junior participating preferred share purchase rights. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred along with and only with such securities. Thereafter, separate rights certificates will be issued representing one right for each share of common stock held, subject to adjustment pursuant to anti-dilution provisions.

(2) The number of shares of common stock being registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the common stock of Hecla Mining Company on July 18, 2002 as reported by the New York Stock Exchange consolidated reporting system.

(4) The deferred compensation obligations are the unsecured obligations of Hecla Mining Company to pay deferred compensation in the future in accordance with the terms of the Hecla Mining Company Key Employee Deferred Compensation Plan.

(5) Pursuant to the Hecla Mining Company Key Employee Deferred Compensation Plan, participants may elect to allocate deferred compensation into various accounts. Deferred compensation allocated to one type of account will result in a distribution from the Plan in the form of common stock. Deferred compensation allocated to another type of account will result in a distribution from the Plan made up of cash, common stock and/or discounted options to purchase common stock. The number of shares of common stock issued under the Plan, plus the number of shares of common stock issued upon exercise of all options issued under the Plan will not exceed 6,000,000 shares.

(6) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The exercise price for each option is unknown. Therefore, pursuant to Rule 457(h), the calculation of the proposed maximum offering price of the stock options is based upon the average of the high and low sales prices of the common stock of Hecla Mining Company on July 18, 2002 as reported by the New York Stock Exchange consolidated reporting system. As the number of shares of common stock issued under the Plan, plus the number of shares of common stock issued upon exercise of all stock options issued under the Plan will not exceed 6,000,000 shares, this calculation is already shown and a fee is already established in the chart above to the right of "Key Employee Deferred Compensation Plan."

                                EXPLANATORY NOTE

     Hecla Mining Company, a Delaware corporation, is filing this registration statement for the purpose of registering (i) 3,000,000 shares of its common stock, $.25 par value per share, with associated preferred share purchase rights, subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, available for issuance in connection with the Hecla Mining Company 1995 Stock Incentive Plan, as amended, (ii) 880,000 shares of its common stock, $.25 par value per share, with associated preferred share purchase rights, subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, available for issuance in connection with the Hecla Mining Company Stock Plan for Nonemployee Directors, as amended, (iii) 6,000,000 shares of its common stock, $.25 par value per share, with associated preferred share purchase rights, subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, available for issuance in connection with the Hecla Mining Company Key Employee Deferred Compensation Plan to participants who choose to allocate their deferred compensation into an account under the Plan that results in a distribution of common stock or who choose to allocate their deferred compensation into an account under the Plan that, upon certain elections by the participant, results in a distribution of options to purchase common stock, (iv) deferred compensation obligations representing its unsecured obligation to pay deferred compensation in the future (such obligations currently expected not to exceed $10.0 million in the aggregate) in accordance with the terms of the Hecla Mining Company Key Employee Deferred Compensation
Plan and (v) stock options to purchase up to 6,000,000 shares of its common stock, $.25 par value per share, with associated preferred share purchase rights, subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, available for issuance in connection with the Hecla Mining Company Key Employee Deferred Compensation Plan to participants who choose to allocate their deferred compensation into an account under the Plan that, upon certain elections by the participant, results in a distribution of options to purchase common stock (the common stock described in subsection (iii) plus the common stock issued upon exercise of the options described in subsection (v) will not exceed 6,000,000 shares in aggregate).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     Information required by Part I, Item 1 to be contained in each Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I, Item 2 to be contained in each Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Hecla Mining Company with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (a) Hecla's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 1-8491)

     (b) Hecla's Definitive Proxy Statement, dated April 8, 2002, for the Annual Meeting of Stockholders on May 10, 2002 (except the text contained under the headings "Compensation of Executive Officers" and "Comparison of Five-Year Cumulative Total Return") (File No. 1-8491)

     (c) Hecla's Definitive Additional Proxy Materials, filed May 30, 2002 (File No. 1-8491).

     (d)  Hecla's Current Report on Form 8-K dated April 9, 2002 (File No.
          1-8491)

     (e) Hecla's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002 (File No. 1-8491)

     (f) The description of Common Stock contained in Hecla's Registration Statement on Form 8-B, dated May 6, 1983 (File No. 1-8491), filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description

     (g) The description of Hecla's series A junior participating preferred share purchase rights contained in Hecla's Registration Statement on Form 8-A, dated May 17, 1996 (File No. 1-8491), filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description

     In addition, all documents filed by Hecla Mining Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Deferred compensation obligations, common stock and options to purchase shares of common stock of Hecla Mining Company are being offered under the Hecla Mining Company Key Employee Deferred Compensation Plan to eligible employees of Hecla and its participating affiliates. The Plan permits participants to defer base salary, cash bonuses, sick pay and/or short-term disability benefits in amounts elected by the participant in accordance with the terms of the Plan.
The amounts of base salary, cash bonuses, sick pay and/or short-term disability deferred by participants under the Plan are referred to as "deferred compensation." The "deferred compensation obligations" are the unsecured obligations of Hecla to pay deferred compensation to the participants under the terms of the Plan.

     Subject to the terms of the Plan, participants may elect to have their deferred compensation credited to two categories of accounts under the Plan. Deferred compensation credited to one category of accounts will be denominated in a number of units that will be equal to the number of shares of Hecla common stock that could have been purchased with the dollar amount of the deferred compensation, determined as of the last business day of each calendar quarter, based on the average of the closing prices as reported on the New York Stock Exchange for each day during that quarter, in which such compensation would have otherwise been paid to the participant. Each unit will be measured by the value of one share of common stock and treated as though invested in a share of common stock. The Plan provides that Hecla will credit matching amounts with respect to the deferred compensation credited to the first category of accounts in an amount equal to at least 10% of the deferred compensation. In addition, the Plan provides that Hecla may, at the sole discretion of the compensation committee of Hecla's board of directors, credit additional amounts to this category of accounts. Matching amounts and discretionary amounts will also be denominated in units measured by the value of Hecla common stock and treated as though invested in common stock. Upon distribution to the participant in accordance with the terms of the Plan, deferred compensation, matching amounts and any discretionary amounts that are credited to this category of accounts will be paid in shares of Hecla common stock. Deferred compensation credited to this category of accounts may not be moved to the second category of accounts.

     Deferred compensation credited to the second category of accounts will be denominated in U.S. dollars and will be credited with earnings at a specified interest rate in accordance with the terms of the Plan. At the election of the participant, amounts allocated to this account may be converted into options to purchase shares of Hecla common stock, as described below, or units, which will be measured by the value of Hecla common stock and treated as though invested in common stock. No matching amounts will be credited with respect to the second category of accounts. Upon distribution to the participant in accordance with the terms of the Plan, deferred compensation credited to the second category of accounts will be payable in cash, if denominated in U.S. dollars, or in shares of Hecla common stock, if denominated in units. Shares of Hecla common stock will be issued upon exercise of stock options. Deferred compensation credited to the second category of accounts may not be moved to the first category of accounts.

     The stock options granted under the Plan will not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. The stock options will have a discounted exercise price of at least 10% but not exceeding 50% of Hecla's common stock price on the date of grant.
If Hecla's stock price is above $10.00 per share, the maximum discount will be $1.00. Each participant may elect the discount to be applied to the participant's stock options, subject to terms established by the compensation committee of Hecla's board of directors. The number of shares of common stock issuable upon exercise of each stock option will be determined by a formula specified in the Plan and will be based on the applicable discount to the exercise price of the stock option. The compensation committee of Hecla's board of directors will determine the other terms and conditions of the stock options, subject to the provisions of the Plan.

     The deferred compensation obligations will be subject to the claims of general creditors of Hecla. As a result, the deferred compensation obligations will be unfunded, unsecured obligations of Hecla to pay deferred compensation in the future in accordance with the terms of the Plan, and generally will rank equally with other unsecured indebtedness of Hecla from time to time outstanding.

     Hecla's board of directors reserves the right to amend the Plan at any time, including the right to completely terminate the Plan and distribute amounts allocated to the accounts to the participants in the Plan. No amendment will reduce the amounts payable to participants under the Plan as of the date of such amendment.

     A participant's rights or the rights of any other person to receive payment of deferred compensation obligations, and the rights to receive and exercise stock options granted under the Plan, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, except by a written designation of a beneficiary under the Plan.

     The foregoing is merely a summary of the terms of the deferred compensation obligations and the stock options. Participants should review the more detailed information contained in the Plan.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Michael B. White, Esq., Secretary for Hecla Mining Company, who has rendered an opinion on the legality of the securities being registered, owns 51,567 shares of common stock of Hecla and options to purchase 271,500 shares of common stock of Hecla as of July 19, 2002.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Hecla Mining Company is organized under the Delaware General Corporation Law (the "DGCL") which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful. The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. The DGCL permits a Delaware corporation to purchase and maintain on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification. The DGCL further permits a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Hecla Mining Company's Certificate of Incorporation and By-Laws provide that Hecla shall indemnify its officers and directors to the extent permitted by
Delaware law.   Hecla Mining Company's Certificate of Incorporation also
eliminates the personal liability of directors to Hecla or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law.

     In addition, Hecla has entered into an Indemnification Agreement with each of its officers and directors, which states that if the officer or director that is a party to the agreement was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by Hecla or any other party, by reason of (or arising in part out of) any event or occurrence related to the fact that the officer or director is or was a director, officer, employee, agent, or fiduciary of Hecla or is or was serving at Hecla's request as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the officer or director that is a party to the agreement in any such capacity, Hecla shall indemnify such officer or director to the fullest extent permitted by law against any and all attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in any claim described above, and judgments, fines, penalties, and amounts paid in settlement of any claim described above, provided that a member or members of Hecla's board of directors has not concluded upon review of the claim that the director or officer party to the agreement would not be permitted to be indemnified under applicable law. Prior to a change in control at Hecla, as defined in the agreement, the director or officer who is a party to the agreement will not be entitled to indemnification in connection with any claim described above by such officer or director against Hecla or any other director or officer of Hecla except under certain circumstances. In the event of a change in control of Hecla, as defined in the agreement, other than a change in control which has been approved by a majority of Hecla's Board of Directors who were directors immediately prior to such change in control, then with respect to all matters thereafter rising concerning the rights of the director or officer party to the agreement to indemnity payments, Hecla is required to seek legal advice only from special, independent counsel selected by such officer or director and approved by Hecla.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1 Hecla Mining Company 1995 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to Hecla's Preliminary Proxy Statement on
             Schedule 14A filed with the Securities and Exchange Commission on March 13, 2002 (File No. 1-8491)).

     4.2 Hecla Mining Company Stock Plan For Nonemployee Directors (incorporated by reference to Exhibit 99.2 to Hecla's Preliminary Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2002 (File No. 1-8491)).

     4.3*    Hecla Mining Company Key Employee Deferred Compensation Plan.

     5.1* Opinion and consent of Michael B. White as to the legality of the securities being registered.

     23.1*   Consent of BDO Seidman, LLP.

     23.2*   Consent of PricewaterhouseCoopers LLP.

--------------------------
*filed herewith

ITEM 9.   UNDERTAKINGS.

     (a)  Hecla Mining Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that if the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Hecla Mining Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, paragraphs (a)(1)(i) and (a)(1)(ii) will not apply.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   Hecla  Mining  Company  hereby  undertakes  that,  for  purposes   of
determining any liability under the Securities Act of 1933, each filing of Hecla's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)    Insofar  as  indemnification  for  liabilities  arising  under   the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of Hecla Mining Company pursuant to the foregoing provisions, or otherwise, Hecla has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Hecla of expenses incurred or paid by a director, officer or controlling person of Hecla in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hecla will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Hecla Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur D'Alene, State of Idaho, on July 24, 2002.

                              HECLA MINING COMPANY

                              By   /s/ Arthur Brown
                                --------------------------
                                Arthur Brown, Chairman

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Phillips S. Baker, Jr.   July 24, 2002   /s/ Theodore Crumley  July 24, 2002
--------------------------                   --------------------
Phillips S. Baker, Jr.       Date                 Theodore Crumley  Date
President and Director                            Director
(principal financial officer)

/s/ Arthur Brown             July 24, 2002   /s/ Jorge E. Ordonez  July 24, 2002
--------------------------                   --------------------
Arthur Brown                 Date            Jorge E. Ordonez      Date
Chairman and Director                        Director
(principal executive officer)

/s/ Lewis E. Walde         July 24, 2002  /s/ Charles L. McAlpine  July 24, 2002
--------------------------                -----------------------
Lewis E. Walde               Date            Chalres L. McAlpine     Date
Vice President - Controller                  Director
(principal accounting officer)

/s/ John E. Clute          July 24, 2002 /s/ David J. Christensen July 24, 2002
--------------------------               ------------------------
John E. Clute                Date            David J. Christensen  Date
Director                                     Director

/s/ Joe Coors, Jr.           July 24, 2002   /s/ Anthony P. Taylor July 24, 2002
--------------------------                   ---------------------
Joe Coors, Jr.               Date            Anthony P. Taylor     Date
Director                                     Director

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBITS
------       -----------------------

     4.1 Hecla Mining Company 1995 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to Hecla's Preliminary Proxy Statement on
             Schedule 14A filed with the Securities and Exchange Commission on March 13, 2002 (File No. 1-8491)).

     4.2     Hecla   Mining   Company   Stock  Plan   For  Nonemployee Directors
             (incorporated by reference to Exhibit 99.2 to Hecla's Preliminary Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2002 (File No. 1-8491)).

     4.3*    Hecla Mining Company Key Employee Deferred Compensation Plan.

     5.1* Opinion and consent of Michael B. White as to the legality of the securities being registered.

     23.1*   Consent of BDO Seidman, LLP.

     23.2*   Consent of PricewaterhouseCoopers LLP.


-------------------------
*filed herewith.